UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 23, 2018, Vicon Industries, Inc. (the “Company”) entered into a letter agreement (the “Side Letter”) with Cemtrex, Inc., a Delaware corporation (“Cemtrex”), in connection with the purchase by Cemtrex from NIL Funding Corporation (“NIL”) of 7,284,824 shares of the Company’s common stock and a warrant to purchase 1,500,000 shares of the Company’s common stock, pursuant to a Securities Purchase Agreement, dated as of March 23, 2018 (the “Purchase Agreement”), between NIL and Cemtrex.
Pursuant to the Side Letter, on March 23, 2018, the date of the closing of the transaction under the Purchase Agreement:

•
the size of the Company’s Board of Directors was set at five (5) members, Julian A. Tiedemann resigned as a director of the Company, and the two resulting vacancies were filled with Saagar Govil, as Chairman of the Board, and Aron Govil;

•
Saagar Govil replaced John M. Badke as the Company’s Chief Executive Officer, with Mr. Badke being appointed to serve as the Company’s Chief Operating Officer and continuing to serve as the Company’s Chief Financial Officer; and

•
the Company’s Board of Directors approved the transaction under the Purchase Agreement such that Section 912 of the New York Business Corporation Law (the “NYBCL”) does not apply to a business combination between Cemtrex and the Company following the transaction under the Purchase Agreement.

The foregoing is a summary of the material terms of the Side Letter, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Side Letter, which has been filed as an exhibit to this Current Report on Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2018, Julian A. Tiedemann resigned as a director and Chairman of the Board of the Company.
On March 23, 2018, in accordance with its agreement under the Side Letter, the Company’s Board of Directors appointed Saagar Govil as the Chairman of the Board and Chief Executive Officer of the Company. In accordance with the NYBCL, Saagar Govil will serve as a director until the next annual meeting of shareholders of the Company.
Saagar Govil, age 31, has been the Chairman of Cemtrex since June 2014, and its Chief Executive Officer and President since December 2011. He has been working at Cemtrex since 2008, initially as a field engineer, subsequently moving into sales and management roles as Vice President of Operations. Saagar was recently recognized as a Forbes’ 30 Under 30 in 2016, Business Insiders #17 on Top 100 of Silicon Alley in 2015, and Top 40 Under 40 by Stony Brook University in 2014. Saagar Govil has a B.E. in Materials Engineering from Stony Brook University, N.Y. Saagar Govil is the son of Aron Govil. Other than the Side Letter, there are no arrangements or understandings with Saagar Govil pursuant to which he was appointed as a director, or any related party transactions between the Company and Saagar Govil that are subject to disclosure under Item 404(a) of Regulation S-K.

On March 23, 2018, in accordance with its agreement under the Side Letter, the Company’s Board of Directors appointed Aron Govil to serve as a director of the Company. Aron Govil, age 60, is Cemtrex’s Executive Director and has been with Cemtrex since December 2004. In June 2014, Aron Govil resigned as Chairman of Cemtrex. Aron Govil is also President of Ducon Technologies Inc., a privately-held company engaged in energy and environmental control systems since 1996. Prior, Aron Govil worked at various management and technical positions in the environmental industry. Aron Govil holds a B.E. degree in chemical engineering and an M.B.A. in Finance. He is also a Professional Engineer licensed in New York and New Jersey. In accordance with the NYBCL, Aron Govil will serve as a director until the next annual meeting of shareholders of the Company. Other than the Side Letter, there are no arrangements or understandings with Aron Govil pursuant to which he was appointed as a director, or any related party transactions between the Company and Aron Govil that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between the Company and Cemtrex, Inc. dated March 23, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2018

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Chief Operating Officer and
Chief Financial Officer